UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	85-0404134
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Series D Adjusting Rate Cumulative Redeemable Preferred Stock, par value $.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-125125

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The title of the preferred stock of Thornburg Mortgage, Inc. (the “Registrant”) to be registered hereunder is Series D Adjusting Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”). A description of the Series D Preferred Stock is contained in the Registrant’s filing under Rule 424(b)(2) of a Prospectus Supplement on November 17, 2006, under the caption “Description of Series D Preferred Stock,” which description is incorporated herein by reference, relating to the Registrant’s registration statement (No. 333-125125) on Form S-3 filed with the Securities and Exchange Commission on May 20, 2005 and declared effective on June 16, 2005.

Item 2. Exhibits

The documents listed below are filed as exhibits to this registration statement on Form 8-A:

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s registration statement on Form S-11, which went effective on June 18, 1993)

3.1.1	Articles of Amendment to Articles of Incorporation dated June 29, 1995 (incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s quarterly report for the quarter ended June 30, 1995)

3.1.2	Form of Articles Supplementary for Series A 9.68% Cumulative Convertible Preferred Stock, dated January 21, 1997 (incorporated herein by reference to Exhibit 3.1.2 filed with the Registrant’s registration statement on Form 8-A on January 17, 1997)

3.1.3	Articles of Amendment to Articles of Incorporation dated April 26, 2000 (incorporated herein by reference to Exhibit 3.1.3 filed on May 8, 2000 with the Registrant’s quarterly report for the quarter ended March 31, 2000)

3.1.4	Form of Articles Supplementary for Series B Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1.4 filed on March 28, 2001 with the Registrant’s annual report on Form 10-K for the year ended December 31, 2000)

3.1.5	Articles of Amendment to Articles of Incorporation dated April 29, 2002 (incorporated herein by reference to Exhibit 3.1.5 filed on May 14, 2002 with the Registrant’s quarterly report for the quarter ended March 31, 2002)

3.1.6	Articles Supplementary relating to the 8.00% Series C Cumulative Redeemable Preferred Stock, dated March 18, 2005 (incorporated herein by reference to Exhibit 3.1.6 filed on March 21, 2005 with the Registrant’s registration statement on Form 8-A).

3.1.7	Articles Supplementary relating to the 8.00% Series C Cumulative Redeemable Preferred Stock dated May 27, 2005 (incorporated herein by reference to Exhibit 3.1.7 filed on May 31, 2005 with the Registrant’s current report on Form 8-K)

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3.1.8	Articles Supplementary relating to the Series D Adjusting Rate Cumulative Redeemable Preferred Stock dated November 17, 2006 (filed herewith)

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2.3 filed on August 2, 2004 with the Registrant’s registration statement on Form S-3)

4.12	Form of Global Stock Certificate for Series D Adjusting Rate Cumulative Redeemable Preferred Stock (filed herewith).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THORNBURG MORTGAGE, INC.
(Registrant)

Date: November 20, 2006	By:	/s/ Larry A. Goldstone
	Name:	Larry A. Goldstone
	Title:	President and Chief Operating Officer

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Exhibit Index

Exhibit	Description
3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s registration statement on Form S-11, which went effective on June 18, 1993)

3.1.1	Articles of Amendment to Articles of Incorporation dated June 29, 1995 (incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s quarterly report for the quarter ended June 30, 1995)

3.1.2	Form of Articles Supplementary for Series A 9.68% Cumulative Convertible Preferred Stock, dated January 21, 1997 (incorporated herein by reference to Exhibit 3.1.2 filed with the Registrant’s registration statement on Form 8-A on January 17, 1997)

3.1.3	Articles of Amendment to Articles of Incorporation dated April 26, 2000 (incorporated herein by reference to Exhibit 3.1.3 filed on May 8, 2000 with the Registrant’s quarterly report for the quarter ended March 31, 2000)

3.1.4	Form of Articles Supplementary for Series B Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1.4 filed on March 28, 2001 with the Registrant’s annual report on Form 10-K for the year ended December 31, 2000)

3.1.5	Articles of Amendment to Articles of Incorporation dated April 29, 2002 (incorporated herein by reference to Exhibit 3.1.5 filed on May 14, 2002 with the Registrant’s quarterly report for the quarter ended March 31, 2002)

3.1.6	Articles Supplementary relating to the 8.00% Series C Cumulative Redeemable Preferred Stock, dated March 18, 2005 (incorporated herein by reference to Exhibit 3.1.6 filed on March 21, 2005 with the Registrant’s registration statement on Form 8-A).

3.1.7	Articles Supplementary relating to the 8.00% Series C Cumulative Redeemable Preferred Stock dated May 27, 2005 (incorporated herein by reference to Exhibit 3.1.7 filed on May 31, 2005 with the Registrant’s current report on Form 8-K)

3.1.8	Articles Supplementary relating to the Series D Adjusting Rate Cumulative Redeemable Preferred Stock dated November 17, 2006 (filed herewith)

3.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2.3 filed on August 2, 2004 with the Registrant’s registration statement on Form S-3)

4.12	Form of Global Stock Certificate for Series D Adjusting Rate Cumulative Redeemable Preferred Stock (filed herewith).

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